Exhibit 99.1
Apollo Group, Inc.
News Release

Apollo Group, Inc. Reports First Quarter 2013 Results

Phoenix, January 8, 2013 – Apollo Group, Inc. (NASDAQ: APOL) today reported financial results for the three months ended November 30, 2012, with revenue of $1.1 billion and diluted earnings per share of $1.18 per share, or $1.22 per share excluding special items.
“In the first quarter, we continued to execute on our strategy to differentiate University of Phoenix, diversify Apollo Group and to further optimize our operations,” said Apollo Group Chief Executive Officer Greg Cappelli. “We are rolling out new career-oriented tools for students, as well as working with leading companies to help them meet their needs to develop an educated workforce. We are committed to become the educator of choice to connect education to careers and believe this approach will position us for long-term success.”
First Quarter 2013 Results of Operations

•	Net revenue for the first quarter 2013 was $1.1 billion compared to $1.2 billion in the first quarter 2012.

•	University of Phoenix Degreed Enrollment was 319,700, a 14.3% decrease from the prior year first quarter, and New Degreed Enrollment was 54,100, a 15.1% decrease from the prior year first quarter.

•	Operating income for the first quarter 2013 was $230.9 million, down 11.7%, compared to $261.7 million from the prior year first quarter.

•
Income from continuing operations attributable to Apollo Group for the first quarter 2013 was $133.5 million, or $1.18 per share, compared to $147.5 million, or $1.13 per share in the first quarter 2012.

Results for the first quarter 2013 include restructuring and other charges of $24.1 million attributable to the Company’s optimization efforts and a $16.9 million credit for the reversal of charges associated with a securities class action lawsuit.
Excluding the special items noted above, income from continuing operations for the first quarter 2013 was $137.9 million, or $1.22 per share, compared to income from continuing operations of $165.3 million, or $1.26 per share, for the first quarter 2012. (See the reconciliation of GAAP financial information to non-GAAP financial information in the tables section of this press release for first quarter 2013 and 2012 special items).
Operating Expenses
Operating expenses for the first quarter 2013 totaled $824.2 million, a decrease of 9.4%, as compared to first quarter 2012. Excluding special items, operating expenses were $817.0 million, a decrease of 8.0%. This decrease was primarily attributable to a reduction in costs from restructuring activities, which contributed to the decline in admissions advisory headcount, rent expense and depreciation expense. Additionally, a portion of the decrease was related to variable expenses due to lower net revenue. The provision for uncollectible accounts receivable (“bad debt”) also declined 19.7% to $33.4 million, primarily due to lower enrollment, as well as improved collection rates for aged receivables, at University of Phoenix.
Balance Sheet and Cash Flow
As of November 30, 2012, cash and cash equivalents, excluding restricted cash, totaled $776 million compared to $1.3 billion as of August 31, 2012. The decrease was primarily due to $625.8 million used for payments on borrowings, including the payment of $615.0 million borrowed under the Company’s revolving credit facility, the Company’s $42.5 million cash payment for its purchase of the noncontrolling interest in Apollo Global and $27.5 million for capital expenditures. These items were partially offset by $210.1 million of cash provided by operations.
Accounts receivable were $201.5 million as of November 30, 2012, compared to $198.3 million at August 31, 2012. Excluding accounts receivable and the related net revenue for Apollo Global, the Company’s days sales outstanding was 20 days as of November 30, 2012, as compared to 24 days as of November 30, 2011.
Business Outlook
The Company offers the following outlook for fiscal year 2013 based on the business trends observed during the first quarter 2013, as well as management’s current expectations of future trends.

•	Net revenue of $3.65 – $3.75 billion; and

•	Operating income of $500.0 – $550.0 million, excluding the impact of special items and restructuring and other charges.
Conference Call Information
The Company will hold a conference call to discuss these earnings results at 5:00 p.m. ET, 3:00 p.m. MT, today, Tuesday, January 8, 2013.
Dial-In Numbers:
877-292-6888 (Domestic)
973-200-3381 (International)
Conference ID: 82100134
A live webcast of this event may be accessed by visiting the Company’s website at www.apollogrp.edu. A webcast replay will be available approximately one hour following the conclusion of the call at the same link.
A telephone replay will be available approximately two hours following the conclusion of the call until January 22, 2013.
Dial-In Numbers:
855-859-2056 (Domestic)
404-537-3406 (International)
Conference ID: 82100134
About Apollo Group, Inc.
Apollo Group, Inc. is one of the world’s largest private education providers and has been in the education business for nearly 40 years. The Company offers innovative and distinctive educational programs and services both online and on-campus at the undergraduate, master’s and doctoral levels through its subsidiaries: University of Phoenix, Apollo Global, Institute for Professional Development and College

for Financial Planning. The Company offers programs and services throughout the United States and in Latin America and Europe, as well as online throughout the world.
For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollogrp.edu.
Forward-Looking Statements Safe Harbor
Statements about Apollo Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation (i) the impact of increased competition from traditional public universities and proprietary educational institutions, (ii) the impact of the Company’s restructuring initiatives to increase operating efficiency and better align operations with student demand and business strategy, including the substantial reduction in University of Phoenix on-ground locations, (iii) the impact of changes in marketing channels and other recruiting practices to better identify students who are more likely to succeed at University of Phoenix, (iv) the impact of the Company’s initiatives to improve the student experience, improve student outcomes and enhance the connection between education and careers, (v) changes in enrollment or student mix, (vi) changes in the overall U.S. or global economy, (vii) changes in law or regulation affecting the Company’s eligibility to participate in or the manner in which it participates in U.S. federal and state student financial aid programs, and (viii) changes in the Company’s business necessary to remain in compliance with existing, new, or amended U.S. federal student financial aid program regulations, including the so-called 90/10 Rule and the limitations on cohort default rates, and to remain in compliance with the accrediting criteria of the relevant accrediting bodies. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Group’s Form 10-K for fiscal year 2012 and subsequent Form 10-Q, and other filings with the Securities and Exchange Commission, all of which are available on the Company’s website at www.apollogrp.edu.
Use of Non-GAAP Financial Information
This press release and the related conference call contain non-GAAP financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations, (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods, and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.

Financial and Operating Metrics
Below are Apollo Group’s unaudited financial data and operating metrics for the first quarter 2013 compared to the first quarter 2012.

	Degreed Enrollment(1)		New Degreed Enrollment(2)
Enrollment (rounded to hundreds)	Q1 2013	Q1 2012	Q1 2013	Q1 2012
Associate’s	99,100	130,300	22,900	27,800
Bachelor’s	168,000	182,500	22,500	26,100
Master’s	46,000	52,900	8,000	8,900
Doctoral	6,600	7,400	700	900
	319,700	373,100	54,100	63,700

Revenues (in thousands)
Degree Seeking Gross Revenues(3)			$992,274	$1,108,616
Less: Discounts and other			(67,275)	(62,734)
Degree Seeking Net Revenues(3)			924,999	1,045,882
Non-degree Seeking Revenues			9,813	8,577
Other, net of discounts			120,371	117,441
			$1,055,183	$1,171,900

Revenue by Degree Type (in thousands)(3)
Associate’s			$251,890	$313,598
Bachelor’s			560,806	592,910
Master’s			158,891	178,445
Doctoral			20,687	23,663
Less: Discounts and other			(67,275)	(62,734)
			$924,999	$1,045,882

Degree Seeking Gross Revenues per Degreed Enrollment(1), (3)
Associate’s			$2,542	$2,407
Bachelor’s			3,338	3,249
Master’s			3,454	3,373
Doctoral			3,134	3,198
All degrees (after discounts)			$2,893	$2,803

(1) Represents students enrolled in a University of Phoenix degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (for example, a graduate of the associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(2) Represents new students and students who have been out of attendance for more than 12 months who enroll in a University of Phoenix degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(3) Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs. Also includes revenue from tuition and other fees for students participating in University of Phoenix certificate programs of at least 18 credits in length with some course applicability into a related degree program.

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
	As of
($ in thousands)	November 30, 2012	August 31, 2012
ASSETS:
Current assets
Cash and cash equivalents	$776,009	$1,276,375
Restricted cash and cash equivalents	351,575	318,334
Accounts receivable, net	201,456	198,279
Prepaid taxes	5,041	26,341
Deferred tax assets, current portion	55,489	69,052
Other current assets	64,513	49,609
Total current assets	1,454,083	1,937,990
Property and equipment, net	546,520	571,629
Goodwill	103,558	103,345
Intangible assets, net	145,789	149,034
Deferred tax assets, less current portion	80,446	77,628
Other assets	38,521	28,696
Total assets	$2,368,917	$2,868,322
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities
Short-term borrowings and current portion of long-term debt	$22,236	$638,588
Accounts payable	63,202	74,872
Income taxes payable	60,717	—
Student deposits	381,124	362,143
Deferred revenue	262,813	254,555
Accrued and other current liabilities	263,433	324,881
Total current liabilities	1,053,525	1,655,039
Long-term debt	75,562	81,323
Deferred tax liabilities	16,096	15,881
Other long-term liabilities	203,705	191,756
Total liabilities	1,348,888	1,943,999
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value	—	—
Apollo Group Class A nonvoting common stock, no par value	103	103
Apollo Group Class B voting common stock, no par value	1	1
Additional paid-in capital	41,311	93,770
Apollo Group Class A treasury stock, at cost	(3,864,989)	(3,878,612)
Retained earnings	4,876,645	4,743,150
Accumulated other comprehensive loss	(34,188)	(30,034)
Total Apollo shareholders’ equity	1,018,883	928,378
Noncontrolling interests (deficit)	1,146	(4,055)
Total equity	1,020,029	924,323
Total liabilities and shareholders’ equity	$2,368,917	$2,868,322

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended November 30,		% of Net Revenue
(In thousands, except per share data)	2012	2011	2012	2011
Net revenue	$1,055,183	$1,171,900	100.0%	100.0%
Costs and expenses:
Instructional and student advisory	432,150	453,281	40.9%	38.7%
Marketing	162,873	165,564	15.4%	14.1%
Admissions advisory	71,308	101,388	6.8%	8.7%
General and administrative	73,539	79,899	7.0%	6.8%
Depreciation and amortization	43,695	46,167	4.1%	3.9%
Provision for uncollectible accounts receivable	33,406	41,583	3.2%	3.6%
Restructuring and other charges	24,116	5,562	2.3%	0.5%
Litigation credit	(16,850)	—	(1.6)%	—%
Goodwill and other intangibles impairment	—	16,788	—%	1.4%
Total costs and expenses	824,237	910,232	78.1%	77.7%
Operating income	230,946	261,668	21.9%	22.3%
Interest income	549	506	—%	0.1%
Interest expense	(2,042)	(1,999)	(0.2)%	(0.2)%
Other, net	1,799	140	0.2%	—%
Income from continuing operations before income taxes	231,252	260,315	21.9%	22.2%
Provision for income taxes	(97,512)	(115,179)	(9.2)%	(9.8)%
Income from continuing operations	133,740	145,136	12.7%	12.4%
Income from discontinued operations, net of tax	—	2,148	—%	0.2%
Net income	133,740	147,284	12.7%	12.6%
Net (income) loss attributable to noncontrolling interests	(245)	2,030	—%	0.1%
Net income attributable to Apollo	$133,495	$149,314	12.7%	12.7%

Earnings per share – Basic:
Continuing operations attributable to Apollo	$1.19	$1.13
Discontinued operations attributable to Apollo	—	0.02
Basic income per share attributable to Apollo	$1.19	$1.15

Earnings per share – Diluted:
Continuing operations attributable to Apollo	$1.18	$1.13
Discontinued operations attributable to Apollo	—	0.01
Diluted income per share attributable to Apollo	$1.18	$1.14

Basic weighted average shares outstanding	112,420	130,318
Diluted weighted average shares outstanding	112,849	130,874

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended November 30,
($ in thousands)	2012	2011
Cash flows provided by (used in) operating activities:
Net income	$133,740	$147,284
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	16,889	20,892
Excess tax benefits from share-based compensation	—	(372)
Depreciation and amortization	43,695	46,298
Accelerated depreciation included in restructuring	9,326	—
Amortization of lease incentives	(3,740)	(3,789)
Amortization of deferred gains on sale-leasebacks	(700)	(700)
Goodwill and other intangibles impairment	—	16,788
Non-cash foreign currency gain, net	(607)	(397)
Provision for uncollectible accounts receivable	33,406	41,583
Litigation credit	(16,850)	—
Deferred income taxes	6,064	(1,747)
Changes in assets and liabilities, excluding the impact of acquisition:
Restricted cash and cash equivalents	(33,241)	2,315
Accounts receivable	(36,349)	(75,698)
Other assets	(6,432)	(6,105)
Accounts payable	(11,771)	858
Income taxes payable	82,032	115,412
Student deposits	18,522	(22,272)
Deferred revenue	8,075	22,340
Accrued and other liabilities	(31,928)	(1,448)
Net cash provided by operating activities	210,131	301,242
Cash flows provided by (used in) investing activities:
Additions to property and equipment	(27,539)	(23,585)
Acquisition, net of cash acquired	—	(73,736)
Other investing activities	(14,819)	—
Net cash used in investing activities	(42,358)	(97,321)
Cash flows provided by (used in) financing activities:
Payments on borrowings	(625,762)	(496,322)
Proceeds from borrowings	2,176	—
Purchase of noncontrolling interest	(42,500)	—
Apollo Group Class A common stock purchased for treasury	(3,472)	(80,682)
Issuance of Apollo Group Class A common stock	1,113	2,575
Excess tax benefits from share-based compensation	—	372
Net cash used in financing activities	(668,445)	(574,057)
Exchange rate effect on cash and cash equivalents	306	(491)
Net decrease in cash and cash equivalents	(500,366)	(370,627)
Cash and cash equivalents, beginning of period	1,276,375	1,571,664
Cash and cash equivalents, end of period	$776,009	$1,201,037
Supplemental disclosure of cash flow and non-cash information
Cash paid for income taxes, net of refunds	$10,243	$1,316
Cash paid for interest	$1,906	$2,344
Restricted stock units vested and released	$9,496	$7,125
Capital lease additions	$—	$6,668
Credits received for tenant improvements	$—	$19,941
Debt incurred for acquired technology	$—	$14,389

Apollo Group, Inc. and Subsidiaries
Reconciliation of GAAP financial information to non-GAAP financial information
(Unaudited)
	Three Months Ended November 30,
(In thousands, except per share data)	2012	2011
Net income attributable to Apollo, as reported	$133,495	$149,314
Income from discontinued operations, net of tax and noncontrolling interest	—	1,839
Income from continuing operations attributable to Apollo	133,495	147,475
Reconciling items:
Restructuring and other charges(1)	24,116	5,562
Litigation credit(2)	(16,850)	—
Goodwill and other intangibles impairment, net of noncontrolling interest(3)	—	14,370
	7,266	19,932
Less: tax effects	(2,877)	(2,091)
Income from continuing operations attributable to Apollo, adjusted to exclude special items	$137,884	$165,316

Diluted income per share from continuing operations attributable to Apollo, as reported	$1.18	$1.13

Diluted income per share from continuing operations attributable to Apollo, adjusted to exclude special items	$1.22	$1.26

Diluted weighted average shares outstanding	112,849	130,874

(1) Restructuring and other charges represent charges associated with the Company’s series of restructuring activities to reengineer business processes and refine its delivery structure.
(2) Litigation credit during the three months ended November 30, 2012 represents the reversal of charges associated with the Securities Class Action (Policeman’s Annuity and Benefit Fund of Chicago) matter.

(3) The charges for the three months ended November 30, 2011 represent impairments of UNIACC’s goodwill and other intangibles, net of noncontrolling interest, with no income tax benefit as UNIACC’s goodwill and other intangibles are not deductible for tax purposes.

Investor Relations Contact:
Beth Coronelli, (312) 660-2059
beth.coronelli@apollogrp.edu

Media Contact:
Media Relations Hotline, (602) 254-0086
media@apollogrp.edu